Exhibit 99.1
RING ENERGY RELEASES SECOND QUARTER 2026 RESULTS, ADVANCES DEVELOPMENT PROGRAM AND PROVIDES INITIAL 2027 OUTLOOK

Strengthened Balance Sheet, Operational Progress and Encouraging Well Results Support Ring’s Transition to Its Next Phase of Value Creation

The Woodlands, TX – August 5, 2026 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported operational and financial results for the second quarter of 2026, announced an expanded development program for second half of 2026, updated guidance for the remainder of 2026 and provided guidance for 2027.

Second Quarter 2026 Highlights

Strengthened Financial Position
•Reported net income of $64.8 million (included a $42.2 million unrealized mark-to-market gain on commodity derivative contracts), or $0.27 per diluted share, and Adjusted Net Income1 of $24.0 million, or $0.10 per diluted share;
•Reduced borrowings under the Company’s revolving credit facility by $66 million during the quarter and increased liquidity to approximately $226.1 million at June 30, 2026;
•Increased Adjusted EBITDA1 42% to $54.5 million from $38.3 million in the first quarter; year-to-date Adjusted EBITDA totaled $92.8 million; and
•Generated net cash provided by operating activities of $40.8 million and remained cash flow positive for over 6 consecutive years.

Continued Operational and All-In Cash Cost1 Improvements
•Produced 12,683 barrels of oil per day and 19,990 barrels of oil equivalent (“Boe”) per day, both within guidance;
•Reported lease operating expense of $10.12 per Boe, near the low end of guidance and below first quarter levels; and
•Reduced Company all-in-cash costs by 5% in first half 2026 to $21.68 per Boe as compared to first half 2025.

Advanced Development and Infrastructure Initiatives
•Invested approximately $43.2 million in capital expenditures during the quarter, including three ~2-mile horizontal wells drilled, one saltwater disposal well (“SWD”), a frac pond, and other infrastructure projects; and
•Continued execution of multiple technical and operational initiatives aimed at improving capital efficiency, expanding development opportunities and enhancing long-term stockholder value.

Positioned for Improved Returns and Sustainable Growth
•Second half 2026 oil production guidance range of 13,000 to 13,950 Bopd, with the midpoint approximately 2% above prior guidance.
•Second half 2026 LOE per Boe guidance range of $10.00 to $10.60, with the midpoint approximately 2% below prior guidance.
•Initial 2027 guidance targets:
◦Production growth approximately 10% over full-year 2026;
◦LOE per Boe approximately 1% lower than full-year 2026; and

◦Capital expenditures approximately 10% lower than full-year 2026.

Management Commentary

Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “The second quarter marked another period of efficient and effective execution for Ring Energy. We delivered production within guidance, reduced per-Boe operating costs, significantly increased Adjusted EBITDA, and generated positive Adjusted Free Cash Flow1 for the 27th straight quarter. Additionally, we continued strengthening our balance sheet while positioning the Company for the next phase of its development strategy. The equity offering completed during the quarter gave us the balance sheet capacity to fund the acceleration of our development transition without losing focus on decreasing our leverage ratio. Rather than choosing between strengthening the balance sheet and investing in the highest-return phase of our development plan, the timing of this raise allowed us to do both. We expect our expanded drilling program to be funded primarily through operating cash flow going forward, with leverage continuing to trend toward our 1.25x target as this investment cycle completes. When considering these results and the expansion of our undeveloped drilling inventory due to our 2026 capital program, the Company is meaningfully stronger in almost every regard than it was at the beginning of the year."

Mr. McKinney concluded, “Over the past eighteen months, we have strengthened our balance sheet, improved liquidity and advanced a number of initiatives designed to enhance long-term value of our asset base. Looking ahead and supported by improving commodity prices, greater exposure to those prices through an improved hedge position and encouraging early drilling results, we are increasing our capital investment program for the remainder of 2026 that will allow for our transition to a more capital efficient development program of longer lateral wells and co-horizontal-development of our stacked-pay drilling opportunities. We strongly believe this transition will enhance economic returns, improve capital efficiency and increase the long-term value of our inventory. As a result, we expect increased production, reserves and free cash flow generation over time. We expect to fund this expanded program primarily through operating cash flow while maintaining Ring's commitment to financial discipline, free cash flow generation, balance sheet strength and per share return metrics. Also, as a part of our ongoing portfolio management, we continue to evaluate select non-core assets that do not fit our long-term development plans and any proceeds from such divestitures would be directed toward further debt reduction, consistent with our capital allocation priorities.”
___________________________________
1 A non-GAAP financial measure; see the “Non-GAAP Financial Information” section in this release for more information including reconciliations to the most comparable GAAP measures.

Summary Results and Additional Key Items

	Q2 2026	Q1 2026	Q2 2026 to Q1 2026 % Change	Q2 2025	Q2 2026 to Q2 2025 % Change	YTD 2026	YTD 2025	YTD % Change
Average Daily Sales Volumes (Boe/d)	19,990	19,351	3%	21,295	(6)%	19,672	19,851	(1)%
Crude Oil (Bo/d)	12,683	12,276	3%	14,511	(13)%	12,480	13,299	(6)%
Net Sales (MBoe)	1,819.1	1,741.6	4%	1,937.9	(6)%	3,560.7	3,593.1	(1)%
Realized Price - All Products ($/Boe)	$57.55	$42.30	36%	$42.63	35%	$50.09	$45.00	11%
Realized Price - Crude Oil ($/Bo)	$95.45	$68.97	38%	$62.69	52%	$82.50	$66.17	25%
Revenues ($MM)	$104.7	$73.7	42%	$82.6	27%	$178.4	$161.7	10%
Net Income (Loss) ($MM)	$64.8	$(220.6)	129%	$20.6	215%	$(155.8)	$29.7	(625)%
Adjusted Net Income[1] ($MM)	$24.0	$7.4	224%	$11.0	118%	$31.4	$21.7	45%
Adjusted EBITDA[1] ($MM)	$54.5	$38.3	42%	$51.5	6%	$92.8	$97.9	(5)%
Capital Expenditures ($MM)	$43.2	$34.5	25%	$16.8	157%	$77.7	$49.3	58%
Adjusted Free Cash Flow[1] ($MM)	$4.4	$0.2	NM (2)	$24.8	(82)%	$4.6	$30.6	(85)%
(1) Adjusted Net Income, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures, which are described in more detail and reconciled to the most comparable GAAP measures, in the tables shown later in this release under “Non-GAAP Financial Information.” In addition, see section titled “Condensed Operating Data” for additional details concerning costs and expenses presented below.
(2) Not meaningful.

Select Expenses and Other Items

	Q2 2026	Q1 2026	Q2 2026 to Q1 2026 % Change	Q2 2025	Q2 2026 to Q2 2025 % Change	YTD 2026	YTD 2025	YTD % Change
Lease operating expenses (“LOE”) ($MM)	$18.4	$18.1	2%	$20.2	(9)%	$36.5	$39.9	(9)%
Lease operating expenses ($/BOE)	$10.12	$10.41	(3)%	$10.45	(3)%	$10.26	$11.11	(8)%
Depreciation, depletion and amortization ($MM)	$20.1	$21.4	(6)%	$25.6	(21)%	$41.5	$48.2	(14)%
Depreciation, depletion and amortization ($/BOE)	$11.06	$12.29	(10)%	$13.19	(16)%	$11.66	$13.41	(13)%
General and administrative expenses (“G&A”) ($MM)	$8.0	$7.4	8%	$7.1	13%	$15.4	$15.8	(3)%
General and administrative expenses ($/BOE)	$4.37	$4.27	2%	$3.68	19%	$4.32	$4.39	(2)%
G&A excluding share-based compensation ($MM)	$5.8	$5.9	(2)%	$5.8	—%	$11.7	$12.7	(8)%
G&A excluding share-based compensation ($/BOE)	$3.19	$3.40	(6)%	$2.99	7%	$3.29	$3.54	(7)%
G&A excluding share-based compensation & transaction costs ($MM)	$5.8	$5.9	(2)%	$5.8	—%	$11.7	$12.7	(8)%
G&A excluding share-based compensation & transaction costs ($/BOE)	$3.19	$3.40	(6)%	$2.99	7%	$3.29	$3.54	(7)%
Interest expense ($MM)	$8.4	$8.6	(2)%	$11.8	(29)%	$17.0	$21.3	(20)%
Interest expense ($/BOE)	$4.61	$4.94	(7)%	$6.07	(24)%	$4.77	$5.92	(19)%
Gain (loss) on derivative contracts ($MM) (1)	$23.7	$(82.2)	129%	$14.6	62%	$(58.5)	$13.7	(527)%
Realized gain (loss) on derivative contracts ($MM)	$(18.5)	$(5.2)	(256)%	$0.6	NM (2)	$(23.7)	$0.1	NM (2)
Unrealized gain (loss) on derivative contracts ($MM)	$42.2	$(77.0)	155%	$14.0	201%	$(34.8)	$13.6	(356)%
(1) A summary listing of the Company’s outstanding derivative positions as of August 4, 2026 is included in the tables shown later in this release. As of August 4, 2026, for the remainder (July through December) of 2026, the Company has approximately 1.7 million barrels of oil (approximately 70% of oil sales guidance midpoint) hedged at an average upside protection price of $71.47 and approximately 2.4 billion cubic feet of natural gas (approximately 62% of natural gas sales guidance midpoint) hedged at an average downside protection price of $3.78.
(2) Not meaningful.

Balance Sheet and Liquidity

Total liquidity (defined as cash and cash equivalents plus borrowing base availability under the Company’s credit facility) at June 30, 2026 was approximately $226.1 million, consisting of $225.0 million of availability under our revolving credit facility, which included a reduction of $35 thousand for letters of credit, and $1.1 million in cash and cash equivalents. On June 30, 2026, the Company had $360 million in borrowings outstanding on its credit facility that has a current borrowing base of $585 million. This reflects a reduction of $66 million from the balance of $426 million at March 31, 2026. The Company intends to resume debt reduction, dependent on market conditions, the timing and level of capital spending, and other considerations.

Drilling and Completion Activity

In 2Q 2026 the Company continued execution of its development program across its core positions. In the Northwest Shelf the Company drilled and completed one 1.5-mile horizontal (98% working interest) and one 1-mile horizontal well (100% working interest) in Yoakum County. In the Central Basin Platform, the Company drilled and completed one 1.5-mile horizontal well (99% working interest) in Andrews County, and one 1.5-mile horizontal well (96% working interest) in Crane County. The latter of these two wells, while completed, was not put on pump until 3Q 2026 and did not contribute significant volumes in 2Q 2026. Also in Crane County, the Company drilled three 2-mile horizontal wells (each with working interest of 100%) and was in the process of drilling one SWD well. The three 2-mile horizontal wells represent the first laterals of this length drilled by the Company in an area that has been historically developed with vertical wells. All four of these wells are expected to be completed during the third quarter of 2026.

The table below sets forth Ring’s drilling and completion activities in the first half of 2026:

Quarter	Area	Wells Drilled	Wells Completed	Drilled Uncompleted ("DUC")

1Q 2026	Northwest Shelf (Horizontal)	5	5	—
	Central Basin Platform (Horizontal) (1)	—	1	—
	Central Basin Platform (Vertical)	1	1	—
	Total	6	7	—

2Q 2026	Northwest Shelf (Horizontal)	2	2	—
	Central Basin Platform (Horizontal)	5	2	3
	Total	7	4	3
(1) The horizontal well completed in the Central Basin Platform in the first quarter of 2026 is the completion of a previously drilled but uncompleted (“DUC”) well.

Remaining Quarters of 2026 and Full-Year 2027 Sales Volumes, Capital Investment and Operating Expense Guidance

Since providing its original 2026 development outlook, Ring has continued to refine its development plan towards horizontal drilling and allocate capital toward its highest-return opportunities. Under the revised plan, wells exceeding 1.5 miles in length are expected to represent approximately 70% of planned 2026 drilling activity, compared to approximately 42% contemplated in the original plan. This evolution reflects encouraging early well results, improved operational execution and the attractive economics associated with extended-reach laterals. Ring believes the increased concentration of longer lateral opportunities has the potential to enhance capital efficiency, improve project economics and support the Company's strategy of generating higher returns while responsibly growing production.

Based on the spending guidance, the Company expects the following estimated allocation of capital:

•Approximately 57% for new drilling, completions, and related facilities;
•23% for capital workovers, recompletions, and stimulation activities;
•14% for infrastructure projects; and
•6% for land, non-operated capital, compliance and other.

The guidance in the table below represents the Company's current good faith estimate of the range of likely future results. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

	2H 2026	FY 2027
	UPDATED	NEW
Sales Volumes:
Total Oil (Bo/d)	13,000 - 13,950	13,550 - 14,650
Total (Boe/d)	20,600 - 21,800	21,500 - 23,500
Oil (%)	63%	63%
NGLs (%)	20%	20%
Gas (%)	17%	17%

Capital Program:
Capital spending(1) (millions)	$80 - $100	$135 - $165
New >1.5 mile lateral wells drilled	10 to 14	20 to 30
DUC wells (complete in Q3)	3	—

Operating Expenses:
LOE (per Boe)	$10.00 - $10.60	$9.80 - $10.60
(1) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing acreage; and non-operated drilling, completion, capital workovers, and facility improvements.

Conference Call Information

Ring will hold a conference call on Thursday, August 6, 2026 at 11:00 a.m. ET (10 a.m. CT) to discuss its 2Q 2026 operational and financial results. An updated investor presentation will be posted to the Company’s website prior to the conference call.

To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is set to begin. Please reference the “Ring Energy 2Q 2026 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements also include assumptions and projections for remaining quarters of 2026 guidance for sales volumes, oil, NGL and natural gas mix as a percentage of total sales, capital expenditures, operating expenses and the projected impacts thereon. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; the impact of worldwide political, military and armed conflict (including the impact of the ongoing conflict with Iran and the closure of the Strait of Hormuz); adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; changes in U.S. energy, environmental, monetary, tax and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2025, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact Information

Sonu Singh Johl
Executive Vice President, Chief Financial Officer and Treasurer
Phone: 281-397-3699
Email: IR@ringenergy.com

RING ENERGY, INC.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Oil, Natural Gas, and Natural Gas Liquids Revenues	$104,681,489	$73,671,664	$82,602,759	$178,353,153	$161,693,966

Costs and Operating Expenses
Lease operating expenses	18,409,462	18,122,344	20,245,981	36,531,806	39,923,533
Gathering, transportation and processing costs	101,902	117,049	133,809	218,951	337,421
Ad valorem taxes	2,202,160	2,202,537	1,648,647	4,404,697	3,180,755
Oil and natural gas production taxes	5,047,619	3,553,891	3,832,607	8,601,510	7,417,062
Depreciation, depletion and amortization	20,114,890	21,405,948	25,569,914	41,520,838	48,185,897
Ceiling test impairment	—	162,086,257	—	162,086,257	—
Asset retirement obligation accretion	401,944	395,496	382,251	797,440	708,800
Operating lease expense	175,090	175,091	175,090	350,181	350,181
General and administrative expense	7,954,230	7,438,778	7,138,519	15,393,008	15,758,495

Total Costs and Operating Expenses	54,407,297	215,497,391	59,126,818	269,904,688	115,862,144

Income (Loss) from Operations	50,274,192	(141,825,727)	23,475,941	(91,551,535)	45,831,822

Other Income (Expense)
Interest income	148,540	70,529	69,658	219,069	159,716
Interest (expense)	(8,379,552)	(8,599,609)	(11,757,404)	(16,979,161)	(21,256,190)
Gain (loss) on derivative contracts	23,724,426	(82,230,925)	14,648,054	(58,506,499)	13,719,264
Gain (loss) on disposal of assets	104,150	—	155,293	104,150	279,903
Other income	9,600	5,837	150,770	15,437	159,712
Net Other Income (Expense)	15,607,164	(90,754,168)	3,266,371	(75,147,004)	(6,937,595)

Income (Loss) Before Benefit from (Provision for) Income Taxes	65,881,356	(232,579,895)	26,742,312	(166,698,539)	38,894,227

Benefit from (Provision for) Income Taxes	(1,088,046)	11,988,413	(6,107,425)	10,900,367	(9,148,602)

Net Income (Loss)	$64,793,310	$(220,591,482)	$20,634,887	$(155,798,172)	$29,745,625

Basic Earnings (Loss) per Share	$0.28	$(1.06)	$0.10	$(0.70)	$0.15
Diluted Earnings (Loss) per Share	$0.27	$(1.06)	$0.10	$(0.70)	$0.15

Basic Weighted-Average Shares Outstanding	233,951,765	208,558,546	206,522,356	221,259,803	202,964,856
Diluted Weighted-Average Shares Outstanding	237,808,489	208,558,546	206,982,327	221,259,803	204,085,207

RING ENERGY, INC.
Condensed Operating Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Net sales volumes:
Oil (Bbls)	1,154,147	1,104,823	1,320,508	2,258,970	2,407,202
Natural gas (Mcf)	1,764,659	1,689,512	1,703,808	3,454,171	3,319,004
Natural gas liquids (Bbls)	370,819	355,173	333,374	725,992	632,740
Total oil, natural gas and natural gas liquids (Boe)(1)	1,819,076	1,741,581	1,937,850	3,560,657	3,593,109

% Oil	64%	64%	68%	64%	67%
% Natural Gas	16%	16%	15%	16%	15%
% Natural Gas Liquids	20%	20%	17%	20%	18%

Average daily sales volumes:
Oil (Bbls/d)	12,683	12,276	14,511	12,480	13,299
Natural gas (Mcf/d)	19,392	18,772	18,723	19,084	18,337
Natural gas liquids (Bbls/d)	4,075	3,946	3,663	4,011	3,496
Average daily equivalent sales (Boe/d)	19,990	19,351	21,295	19,672	19,851

Average realized sales prices:
Oil ($/Bbl)	$95.45	$68.97	$62.69	$82.50	$66.17
Natural gas ($/Mcf)	(5.20)	(2.54)	(1.31)	(3.90)	(0.77)
Natural gas liquids ($/Bbls)	9.96	4.96	6.19	7.52	7.83
Barrel of oil equivalent ($/Boe)	$57.55	$42.30	$42.63	$50.09	$45.00

Average costs and expenses per Boe ($/Boe):
Lease operating expenses	$10.12	$10.41	$10.45	$10.26	$11.11
Gathering, transportation and processing costs	0.06	0.07	0.07	0.06	0.09
Ad valorem taxes	1.21	1.26	0.85	1.24	0.89
Oil and natural gas production taxes	2.77	2.04	1.98	2.42	2.06
Depreciation, depletion and amortization	11.06	12.29	13.19	11.66	13.41
Ceiling test impairment	—	93.07	—	45.52	—
Asset retirement obligation accretion	0.22	0.23	0.20	0.22	0.20
Operating lease expense	0.10	0.10	0.09	0.10	0.10
G&A (including share-based compensation)	4.37	4.27	3.68	4.32	4.39
G&A (excluding share-based compensation)	3.19	3.40	2.99	3.29	3.54
G&A (excluding share-based compensation and transaction costs)	3.19	3.40	2.99	3.29	3.54

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding). The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

RING ENERGY, INC.
Condensed Balance Sheets
(Unaudited)

	As of
	June 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$1,137,410	$902,913
Accounts receivable	43,460,514	30,938,908
Joint interest billing receivables, net	1,083,368	1,623,991
Derivative assets	6,335,601	21,468,134
Inventory	5,626,261	5,312,715
Prepaid expenses and other assets	3,195,806	1,822,751
Total Current Assets	60,838,960	62,069,412
Properties and Equipment
Oil and natural gas properties, full cost method	1,804,582,372	1,891,510,431
Financing lease asset subject to depreciation	3,687,531	3,633,586
Fixed assets subject to depreciation	3,389,403	3,504,788
Total Properties and Equipment	1,811,659,306	1,898,648,805
Accumulated depreciation, depletion and amortization	(610,047,201)	(569,180,901)
Net Properties and Equipment	1,201,612,105	1,329,467,904
Operating lease asset	963,396	1,285,159
Derivative assets	10,154,821	9,739,430
Deferred financing costs	7,987,814	9,337,344
Total Assets	$1,281,557,096	$1,411,899,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$98,068,202	$90,258,731
Income tax liability	514,966	356,436
Financing lease liability	693,432	730,564
Operating lease liability	491,796	586,614
Derivative liabilities	11,373,096	841,193
Notes payable	1,496,304	505,752
Asset retirement obligations	291,844	418,526
Total Current Liabilities	112,929,640	93,697,816

Non-current Liabilities
Deferred income taxes	11,243,098	22,298,701
Revolving line of credit	360,000,000	420,000,000
Financing lease liability, less current portion	533,212	593,146
Operating lease liability, less current portion	569,328	819,223
Derivative liabilities	12,035,055	2,512,692
Asset retirement obligations	30,823,001	29,972,429
Total Liabilities	528,133,334	569,894,007
Commitments and contingencies
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 260,520,291 shares and 207,656,929 shares issued and outstanding, respectively	260,520	207,657
Additional paid-in capital	879,941,415	812,777,586
Retained earnings (Accumulated deficit)	(126,778,173)	29,019,999
Total Stockholders’ Equity	753,423,762	842,005,242
Total Liabilities and Stockholders' Equity	$1,281,557,096	$1,411,899,249

RING ENERGY, INC.
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Cash Flows From Operating Activities
Net income (loss)	$64,793,310	$(220,591,482)	$20,634,887	$(155,798,172)	$29,745,625
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	20,114,890	21,405,948	25,569,914	41,520,838	48,185,897
Ceiling test impairment	—	162,086,257	—	162,086,257	—
Asset retirement obligation accretion	401,944	395,496	382,251	797,440	708,800
Amortization of deferred financing costs	690,842	694,148	1,836,174	1,384,990	3,074,667
Share-based compensation	2,149,596	1,524,808	1,351,839	3,674,404	3,042,797
Credit loss expense	92,432	—	205	92,432	18,122
(Gain) loss on disposal of assets	(104,150)	—	(155,293)	(104,150)	(279,903)
Deferred income tax expense (benefit)	1,026,087	(12,242,582)	5,950,639	(11,216,495)	8,755,985
Excess tax expense (benefit) related to share-based compensation	2,310	158,582	9,326	160,892	108,763
(Gain) loss on derivative contracts	(23,724,426)	82,230,925	(14,648,054)	58,506,499	(13,719,264)
Cash received (paid) for derivative settlements, net	(18,459,080)	(5,276,011)	677,843	(23,735,091)	124,249
Changes in operating assets and liabilities:
Accounts receivable	1,996,197	(14,069,612)	(1,809,302)	(12,073,415)	(2,373,460)
Inventory	522,702	(836,248)	(2,083,798)	(313,546)	(1,336,734)
Prepaid expenses and other assets	(1,769,310)	396,255	(1,560,295)	(1,373,055)	(935,483)
Accounts payable	(6,503,785)	10,221,636	(2,495,394)	3,717,851	(12,880,531)
Settlement of asset retirement obligation	(440,266)	(203,419)	(363,691)	(643,685)	(571,271)
Net Cash Provided by Operating Activities	40,789,293	25,894,701	33,297,251	66,683,994	61,668,259

Cash Flows From Investing Activities
Payments for Lime Rock Acquisition	—	—	—	—	(70,859,769)
Payments to purchase oil and natural gas properties	(1,611,607)	(2,781,731)	(150,183)	(4,393,338)	(797,289)
Payments to develop oil and natural gas properties	(39,928,636)	(32,506,820)	(18,173,374)	(72,435,456)	(49,256,881)
Payments to acquire or improve fixed assets subject to depreciation	—	—	(135,386)	—	(169,661)
Proceeds from sale of fixed assets subject to depreciation	100,832	—	—	100,832	17,360
Proceeds from divestiture of oil and natural gas properties	602,471	4,266,479	—	4,868,950	—
Insurance proceeds received for damage to oil and natural gas properties	—	—	99,913	—	99,913
Net Cash Used in Investing Activities	(40,836,940)	(31,022,072)	(18,359,030)	(71,859,012)	(120,966,327)

Cash Flows From Financing Activities
Proceeds from revolving line of credit	55,000,000	48,000,000	56,322,997	103,000,000	170,322,997
Payments on revolving line of credit	(121,000,000)	(42,000,000)	(68,322,997)	(163,000,000)	(107,322,997)
Proceeds from issuance of common stock	64,780,500	—	—	64,780,500	—
Payments for taxes withheld on vested restricted shares, net	—	(965)	(57,015)	(965)	(953,446)
Proceeds from notes payable	1,657,810	—	1,648,539	1,657,810	1,648,539
Payments on notes payable	(161,506)	(505,752)	(160,120)	(667,258)	(656,517)
Payment of deferred financing costs	—	(35,460)	(5,381,602)	(35,460)	(5,381,602)
Reduction of financing lease liabilities	(132,383)	(192,729)	(88,874)	(325,112)	(225,301)
Net Cash Provided by (Used in) Financing Activities	144,421	5,265,094	(16,039,072)	5,409,515	57,431,673

Net Increase (Decrease) in Cash	96,774	137,723	(1,100,851)	234,497	(1,866,395)
Cash at Beginning of Period	1,040,636	902,913	1,100,851	902,913	1,866,395
Cash at End of Period	$1,137,410	$1,040,636	$—	$1,137,410	$—

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of August 4, 2026

The following tables reflect the details of current derivative contracts as of August 4, 2026 (quantities are in barrels (Bbl) for the oil derivative contracts and in million British thermal units (MMBtu) for the natural gas derivative contracts):

Oil Hedges (WTI)	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027	Q1 2028	Q2 2028

Swaps:
Hedged volume (Bbl)	263,400	529,000	509,500	492,000	432,000	412,963	—	—
Weighted average swap price	$61.77	$65.34	$62.82	$60.45	$61.80	$57.59	$—	$—

Two-way collars:
Hedged volume (Bbl)	563,685	368,000	2,935	—	32,910	33,435	430,080	415,580
Weighted average put price	$60.82	$65.00	$62.50	$—	$60.00	$60.00	$55.59	$57.50
Weighted average call price	$76.19	$80.00	$73.65	$—	$72.30	$72.30	$66.02	$73.02

Swaps: WTI NYMEX Rolls
Hedged volume (BBL)	270,000	—	—	—	—	—	—	—
Weighted average swap price	$5.83	$—	$—	$—	$—	$—	$—	$—

Gas Hedges (Henry Hub)	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027	Q1 2028	Q2 2028

NYMEX Swaps:
Hedged volume (MMBtu)	600,016	1,072,305	439,678	423,035	1,079,906	1,046,151	1,012,567	984,322
Weighted average swap price	$4.19	$3.99	$4.02	$4.02	$3.86	$4.02	$3.77	$3.77

Two-way collars:
Hedged volume (MMBtu)	648,728	128,000	717,000	694,000	—	—	—	—
Weighted average put price	$3.10	$3.50	$3.99	$3.00	$—	$—	$—	$—
Weighted average call price	$4.24	$5.42	$5.21	$4.32	$—	$—	$—	$—

Gas Hedges (Henry Hub)	Q3 2028	Q4 2028	Q1 2029	Q2 2029	Q3 2029	Q4 2029	Q1 2030

NYMEX Swaps:
Hedged volume (MMBtu)	956,865	931,539	908,117	886,933	866,585	846,134	—
Weighted average swap price	$3.77	$3.77	$3.67	$3.67	$3.67	$3.67	$—

Gas Hedges (basis differential)	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027	Q1 2028	Q2 2028

Waha basis swaps:
Hedged volume (MMBtu)	374,623	411,451	196,372	480,325	464,360	449,846	435,403	—
Weighted average spread price (1)	$2.15	$1.81	$0.78	$0.78	$0.78	$0.78	$0.68	$—

El Paso Permian Basin basis swaps:
Hedged volume (MMBtu)	874,121	788,851	960,307	636,710	615,547	596,306	577,163	—
Weighted average spread price (1)	$2.16	$1.92	$0.72	$0.67	$0.67	$0.67	$0.60	$—
(1) The gas basis swap hedges are calculated as the Henry Hub natural gas price less the fixed amount specified as the weighted average spread price above.

RING ENERGY, INC.
Non-GAAP Financial Information

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations”or “ACFFO,” “G&A Excluding Share-Based Compensation,” “G&A Excluding Share-Based Compensation and Transaction Costs,” “Leverage Ratio,” “Consolidated Total Debt to LQA Consolidated EBITDAX,” “All-In Cash Operating Costs,” and “Cash Operating Margin.” Management uses these non-GAAP financial measures in its analysis of performance. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Reconciliation of Net income (loss) to Adjusted Net Income

“Adjusted Net Income” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for acquisitions and divestitures (“A&D”). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare the Company’s results with its peers.

	(Unaudited for All Periods)
	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2026		2026		2025		2026		2025
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net income (loss)	$64,793,310	$0.27	$(220,591,482)	$(1.06)	$20,634,887	$0.10	$(155,798,172)	$(0.70)	$29,745,625	$0.15

Share-based compensation	2,149,596	0.01	1,524,808	0.01	1,351,839	0.01	3,674,404	0.02	3,042,797	0.02
Ceiling test impairment	—	—	162,086,257	0.78	—	—	162,086,257	0.72	—	—
Unrealized loss (gain) on change in fair value of derivatives	(42,183,506)	(0.18)	76,954,914	0.37	(13,970,211)	(0.07)	34,771,408	0.16	(13,595,015)	(0.07)
Transaction costs - A&D	—	—	—	—	1,000	—	—	—	2,776	—
Tax impact on adjusted items	(757,785)	—	(12,557,544)	(0.06)	2,964,996	0.01	(13,315,329)	(0.06)	2,464,350	0.01

Adjusted Net Income	$24,001,615	$0.10	$7,416,953	$0.04	$10,982,511	$0.05	$31,418,568	$0.14	$21,660,533	$0.11

Diluted Weighted-Average Shares Outstanding	237,808,489		208,558,546		206,982,327		221,259,803		204,085,207

Adjusted Net Income per Diluted Share	$0.10		$0.04		$0.05		$0.14		$0.11

Reconciliation of Net income (loss) to Adjusted EBITDA

The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense (including interest income and expense), unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net income (loss)	$64,793,310	$(220,591,482)	$20,634,887	$(155,798,172)	$29,745,625

Interest expense, net	8,231,012	8,529,080	11,687,746	16,760,092	21,096,474
Unrealized loss (gain) on change in fair value of derivatives	(42,183,506)	76,954,914	(13,970,211)	34,771,408	(13,595,015)
Ceiling test impairment	—	162,086,257	—	162,086,257	—
Income tax (benefit) expense	1,088,046	(11,988,413)	6,107,425	(10,900,367)	9,148,602
Depreciation, depletion and amortization	20,114,890	21,405,948	25,569,914	41,520,838	48,185,897
Asset retirement obligation accretion	401,944	395,496	382,251	797,440	708,800
Transaction costs - A&D	—	—	1,000	—	2,776
Share-based compensation	2,149,596	1,524,808	1,351,839	3,674,404	3,042,797
Loss (gain) on disposal of assets	(104,150)	—	(155,293)	(104,150)	(279,903)
Other income	(9,600)	(5,837)	(150,770)	(15,437)	(159,712)

Adjusted EBITDA	$54,481,542	$38,310,771	$51,458,788	$92,792,313	$97,896,341

Adjusted EBITDA Margin	52%	52%	62%	52%	61%

Reconciliations of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted EBITDA to Adjusted Free Cash Flow

The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities (as reflected on the Company’s Condensed Statements of Cash Flows) less changes in operating assets and liabilities, and plus transaction costs for acquisitions and divestitures (“A&D”), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, credit loss expense, and other income. For this purpose, the Company’s definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in the Company’s capital expenditures guidance provided to investors. Management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of the Company’s current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Net Cash Provided by Operating Activities	$40,789,293	$25,894,701	$33,297,251	$66,683,994	$61,668,259
Adjustments - Condensed Statements of Cash Flows
Changes in operating assets and liabilities	6,194,462	4,491,388	8,312,480	10,685,850	18,097,479
Transaction costs - A&D	—	—	1,000	—	2,776
Income tax expense (benefit) - current	59,649	95,587	147,460	155,236	283,854
Capital expenditures	(43,169,155)	(34,505,509)	(16,827,513)	(77,674,665)	(49,279,044)
Proceeds from divestiture of oil and natural gas properties	602,471	4,266,479	—	4,868,950	—
Credit loss expense	(92,432)	—	(205)	(92,432)	(18,122)
Loss (gain) on disposal of assets	—	—	—	—	—
Other income	(9,600)	(5,837)	(150,770)	(15,437)	(159,712)

Adjusted Free Cash Flow	$4,374,688	$236,809	$24,779,703	$4,611,496	$30,595,490

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Adjusted EBITDA	$54,481,542	$38,310,771	$51,458,788	$92,792,313	$97,896,341

Net interest expense (excluding amortization of deferred financing costs)	(7,540,170)	(7,834,932)	(9,851,572)	(15,375,102)	(18,021,807)
Capital expenditures	(43,169,155)	(34,505,509)	(16,827,513)	(77,674,665)	(49,279,044)
Proceeds from divestiture of oil and natural gas properties	602,471	4,266,479	—	4,868,950	—

Adjusted Free Cash Flow	$4,374,688	$236,809	$24,779,703	$4,611,496	$30,595,490

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow from Operations

The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in the Company’s Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this financial performance measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector.

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Net Cash Provided by Operating Activities	$40,789,293	$25,894,701	$33,297,251	$66,683,994	$61,668,259

Changes in operating assets and liabilities	6,194,462	4,491,388	8,312,480	10,685,850	18,097,479

Adjusted Cash Flow from Operations	$46,983,755	$30,386,089	$41,609,731	$77,369,844	$79,765,738

Reconciliation of General and Administrative Expense (G&A) to G&A Excluding Share-Based Compensation and Transaction Costs

The following table presents a reconciliation of General and Administrative Expense (“G&A”), a GAAP measure, to G&A excluding share-based compensation, and G&A excluding share-based compensation and transaction costs for acquisitions and divestitures (A&D).

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

General and administrative expense (G&A)	$7,954,230	$7,438,778	$7,138,519	$15,393,008	$15,758,495
Share-based compensation	2,149,596	1,524,808	1,351,839	3,674,404	3,042,797
G&A excluding share-based compensation	$5,804,634	$5,913,970	$5,786,680	11,718,604	12,715,698
Transaction costs - A&D	—	—	1,000	—	2,776
G&A excluding share-based compensation and transaction costs	$5,804,634	$5,913,970	$5,785,680	$11,718,604	$12,712,922

Calculation of Leverage Ratio

“Leverage” or the “Leverage Ratio” is calculated pursuant to the Company’s existing senior revolving credit facility and means as of any date, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under the credit facility.

The Company defines “Consolidated Total Debt” in accordance with its existing senior revolving credit facility and means, as of any date, all Indebtedness of the Company on a consolidated basis as of such date, but excluding hedging obligations.

The Company defines “Indebtedness” in accordance with its existing senior revolving credit facility and generally means (i) all obligations of the Company for borrowed money, (ii) all obligations of the Company evidenced by notes or other similar instruments, (iii) all obligations of the Company in respect of the deferred purchase price of property or services, (iv) all obligations of the Company under any conditional sale relating to property acquired the Company, (v) all capital lease obligations of the Company, (vi) all obligations, contingent or otherwise, of the Company in respect of letters of credit or similar extensions of credit, (vii) all guarantees of the Company of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any lien on property owned by the Company, whether or not such Indebtedness has been assumed by the Company, (ix) all off-balance sheet liabilities, (x) all hedging obligations and (xi) the undischarged balance of any production payment created by the Company or for the creation of which the Company directly or indirectly received payment.

The Company defines “Consolidated EBITDAX” in accordance with its existing senior revolving credit facility and means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income (loss) for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense (benefit) determined on a consolidated basis, (C) depreciation, depletion and amortization determined on a consolidated basis, (D) exploration expenses determined on a consolidated basis, and (E) all other non-cash charges reasonably acceptable to the administrative agent, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants under the credit facility, to the extent that during such period the Company has consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets acquired or disposed of.

The maximum permitted Leverage Ratio under the senior revolving credit facility is 3.00. The following tables show the leverage ratio calculations for the quarters ended June 30, 2026 and June 30, 2025.

	(Unaudited)
	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	Last Four Quarters
	2025	2025	2026	2026
Consolidated EBITDAX Calculation:
Net Income (Loss)	$(51,631,530)	$(12,845,294)	$(220,591,482)	$64,793,310	$(220,274,996)
Plus: Consolidated interest expense	9,978,067	9,065,509	8,529,080	8,231,012	35,803,668
Plus: Income tax provision (benefit)	(12,800,947)	(3,800,401)	(11,988,413)	1,088,046	(27,501,715)
Plus: Depreciation, depletion and amortization	25,225,345	23,002,908	21,405,948	20,114,890	89,749,091
Plus: non-cash charges reasonably acceptable to Administrative Agent	77,063,418	23,025,119	240,961,475	(39,631,966)	301,418,046
Consolidated EBITDAX	$47,834,353	$38,447,841	$38,316,608	$54,595,292	$179,194,094
Plus: Pro Forma Acquired Consolidated EBITDAX	—	—	—	—	—
Less: Pro Forma Divested Consolidated EBITDAX	—	—	—	—	—
Pro Forma Consolidated EBITDAX	$47,834,353	$38,447,841	$38,316,608	$54,595,292	$179,194,094

Non-cash charges reasonably acceptable to Administrative Agent:
Asset retirement obligation accretion	$390,563	$390,892	$395,496	$401,944
Unrealized loss (gain) on derivative assets	2,141,925	(14,753,449)	76,954,914	(42,183,506)
Ceiling test impairment	72,912,330	35,913,116	162,086,257	—
Share-based compensation	1,618,600	1,474,560	1,524,808	2,149,596
Total non-cash charges reasonably acceptable to Administrative Agent	$77,063,418	$23,025,119	$240,961,475	$(39,631,966)

	As of
	June 30,	Corresponding
	2026	Leverage Ratio
Leverage Ratio Covenant:
Revolving line of credit	$360,000,000	2.00
Notes payable	1,496,304	0.01
Deferred payment	—	—
Capital lease obligations	$1,226,644	0.01
Consolidated Total Debt	$362,722,948	2.02
Pro Forma Consolidated EBITDAX	179,194,094
Leverage Ratio	2.02
Maximum Allowed	≤ 3.00x

	(Unaudited)
	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	Last Four Quarters
	2024	2024	2025	2025
Consolidated EBITDAX Calculation:
Net Income (Loss)	$33,878,424	$5,657,519	$9,110,738	$20,634,887	$69,281,568
Plus: Consolidated interest expense	10,610,539	9,987,731	9,408,728	11,687,746	41,694,744
Plus: Income tax provision (benefit)	10,087,954	1,803,629	3,041,177	6,107,425	21,040,185
Plus: Depreciation, depletion and amortization	25,662,123	24,548,849	22,615,983	25,569,914	98,396,869
Plus: non-cash charges acceptable to Administrative Agent	(26,228,108)	8,994,957	2,392,703	(12,236,121)	(27,076,569)
Consolidated EBITDAX	$54,010,932	$50,992,685	$46,569,329	$51,763,851	$203,336,797
Plus: Pro Forma Acquired Consolidated EBITDAX	7,838,163	5,244,078	7,392,359	—	20,474,600
Less: Pro Forma Divested Consolidated EBITDAX	(600,460)	77,819	8,855	—	(513,786)
Pro Forma Consolidated EBITDAX	$61,248,635	$56,314,582	$53,970,543	$51,763,851	$223,297,611

Non-cash charges acceptable to Administrative Agent:
Asset retirement obligation accretion	$354,195	$323,085	$326,549	$382,251
Unrealized loss (gain) on derivative assets	(26,614,390)	6,999,552	375,196	(13,970,211)
Share-based compensation	32,087	1,672,320	1,690,958	1,351,839
Total non-cash charges acceptable to Administrative Agent	$(26,228,108)	$8,994,957	$2,392,703	$(12,236,121)

	As of
	June 30,	Corresponding
	2025	Leverage Ratio
Leverage Ratio Covenant:
Revolving line of credit	$448,000,000	2.01
Lime Rock deferred payment	10,000,000	0.04
Consolidated Total Debt	$458,000,000	2.05
Pro Forma Consolidated EBITDAX	223,297,611
Leverage Ratio	2.05
Maximum Allowed	≤ 3.00x

Calculation of Consolidated Total Debt to LQA Consolidated EBITDAX

The Company defines Consolidated Total Debt to LQA Consolidated EBITDAX as Consolidated Total Debt divided by LQA (“Last Quarter Annualized”) Consolidated EBITDAX. Consolidated Total Debt and Consolidated EBITDAX are defined pursuant to the Company’s existing senior revolving credit facility. The Company believes this metric is more reflective of its current leverage ratio profile by annualizing Consolidated EBITDAX for the most recent period. Consolidated Total Debt to LQA Consolidated EBITDAX and Consolidated EBTIDAX are non-GAAP financial measures and may not be comparable to similarly titled measures used by other companies and should not be considered as a substitute for measured prepared in accordance with GAAP. Therefore, the Company believes it is important to view this ratio and Consolidated EBITDAX as supplemental to its entire financial statements.

Three Months Ended
June 30,
2026
Consolidated Total Debt	$362,722,948
Consolidated EBITDAX	54,595,292
LQA Consolidated EBITDAX	$218,381,168
Consolidated Total Debt to LQA Consolidated EBITDAX	1.7

All-In Cash Operating Costs

The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, net interest expense (including interest income and expense, excluding amortization of deferred financing costs), workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
All-In Cash Operating Costs:
Lease operating expenses (including workovers)	$18,409,462	$18,122,344	$20,245,981	$36,531,806	$39,923,533
G&A excluding share-based compensation	5,804,634	5,913,970	5,786,680	11,718,604	12,715,698
Net interest expense (excluding amortization of deferred financing costs)	7,540,170	7,834,932	9,851,572	15,375,102	18,021,807
Operating lease expense	175,090	175,091	175,090	350,181	350,181
Oil and natural gas production taxes	5,047,619	3,553,891	3,832,607	8,601,510	7,417,062
Ad valorem taxes	2,202,160	2,202,537	1,648,647	4,404,697	3,180,755
Gathering, transportation and processing costs	101,902	117,049	133,809	218,951	337,421
All-in cash operating costs	$39,281,037	$37,919,814	$41,674,386	$77,200,851	$81,946,457

Boe	1,819,076	1,741,581	1,937,850	3,560,657	3,593,109

All-in cash operating costs per Boe	$21.59	$21.77	$21.51	$21.68	$22.81

Cash Operating Margin

The Company defines Cash Operating Margin, a non-GAAP financial measure, as realized revenues per Boe less “all-in cash operating costs” per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Cash Operating Margin
Realized revenues per Boe	$57.55	$42.30	$42.63	$50.09	$45.00
All-in cash operating costs per Boe	21.59	21.77	21.51	21.68	22.81
Cash Operating Margin per Boe	$35.96	$20.53	$21.12	$28.41	$22.19